
Schedule of Computations for Each Performance Quotation Provided in the
Registration Statement

                                      ONE YEAR           FIVE YEAR        TEN YEAR
(1) TOTAL RETURN                    TOTAL RETURN        TOTAL RETURN     TOTAL RETURN
     (A)  INITIAL INVESTMENT         $1,000.00           $1,000.00        $1,000.00
              multiplied by                  x                   x                x
                  0.96                    0.96                0.96             0.96
               less $15.00                   -                   -                -
                less $.50               $15.00              $15.00           $15.00
                  equals                     -                   -                -
          NET INITIAL INVESTMENT         $0.50               $0.50            $0.50
                                             =                   =                =
                                       $944.50             $944.50          $944.50

     (B)  NET INITIAL INVESTMENT       $944.50             $944.50          $944.50
                 divided by                  /                   /                /
     ACCUMULATION UNIT VALUE ON
       PURCHASE DATE                  $17.6492             $8.9774          $4.9931
               equals                        =                   =                =
     NUMBER OF ACCUMULATION UNITS
       PURCHASED                         53.52              105.21           189.16

     (C)  ACCUMULATION UNIT VALUE AT
            THE END OF TIME PERIOD    $22.4416            $22.4416         $22.4416
               multiplied by                 x                   x                x
     NUMBER OF ACCUMULATION UNITS
       PURCHASED                         53.52              105.21           189.16
                equals                       =                   =                =
     ENDING VALUE                    $1,201.07           $2,361.08        $4,245.05

     (D)       ENDING VALUE          $1,201.07           $2,361.08        $4,245.05
                 minus                       -                   -                -
            INITIAL INVESTMENT       $1,000.00           $1,000.00        $1,000.00
                 equals                      =                   =                =
           TOTAL DOLLAR RETURN         $201.07           $1,361.08        $3,245.05

     (E)   TOTAL DOLLAR RETURN         $201.07           $1,361.08        $3,245.05
               divided by                    /                   /                /
            INITIAL INVESTMENT       $1,000.00           $1,000.00        $1,000.00
            multiplied by 100                x                   x                x
                equals                     100                 100              100
       TOTAL RETURN FOR THE PERIOD
         EXPRESSED                           =                   =                =
               AS A PERCENTAGE           20.11%             136.11%          324.51%


(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one, five and ten year periods ending 30-Jun-98 are computed using the formula below:

                         P (1+T)**n = ERV

     Where:    P    =  a hypothectical initial investment of $1,000

               T    =  average annual total return

               **   =  to the power of

               n    =  number of years

               ERV  =  ending value of a hypothetical $1,000 investment as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.

     Thus:

      ONE YEAR AVERAGE            FIVE YEAR AVERAGE          TEN YEAR AVERAGE
       ANNUAL RETURN                ANNUAL RETURN              ANNUAL RETURN
$1,000 (1+T)**1 = $1,201.07 $1,000(1+T)**5 = $2,361.08 $1,000(1+T)**10 = $4,245.05

               T = 20.11%                  T = 18.75%                   T = 15.55%